SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 31, 2002

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                       0-19278                13-3357370
       (State or other                 (Commission           (IRS Identification
jurisdictionof incorporation)          file Number)                 No.)

             51 James Way, Eatontown, New Jersey                07724
           (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code        (732) 542-2800


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          (Former name or former address, if changed since last report)

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                              Item 5. Other Events

      Osteotech, Inc. announced on July 31, 2002 that, after giving effect to the recently announced divestiture of the operations of our subsidiary in The Netherlands, second quarter consolidated revenues increased 21% to $23,009,000 from $18,972,000 in last year's second quarter and increased 24% to $45,094,000 in the six months ended June 30, 2002 from $36,415,000 in the same period last year. Second quarter 2002 revenue growth was driven primarily by a 16% increase in Grafton(R) DBM revenues, a 58% increase in bio-implant revenue and a 119% increase in spinal metal implant revenues while revenue growth in the six months ended June 30, 2002 was driven by a 13% increase in Grafton(R) DBM revenues, a 103% increase in bio-implant revenues and a 113% increase in spinal metal implant revenues.

      Net income in the second quarter was $320,000 or $.02 diluted net income per share as compared to a net loss of $2,130,000 or $.15 diluted net loss per share in the second quarter 2001 and net income in the six months ended June 30, 2002 was $706,000 or $.05 diluted net income per share compared to a net loss of $2,437,000 or $.17 diluted net loss per share in the six months ended June 30, 2001. The diluted number of shares used to calculate net income (loss) per share in the second quarter and six months ended June 30, 2002 were 15,864,341 and 15,200,592, respectively, as compared to 14,011,866 and 14,006,241 in the second quarter and six months ended June 30, 2001, respectively.

      Net income in both the second quarter and six months ended June 30, 2002 include: (i) a charge of $1,785,000, or $1,071,000 after provision for income tax benefit, related to the patent lawsuit settlement with Medtronic, Inc.; (ii) a loss of $291,000, both before and after provision for income taxes, from the sale of our operation located in The Netherlands; and (iii) a gain of $950,000, or $830,000 after provision for income taxes from our sale of the PolyActive(TM) patents. Net income in the second quarter and six months ended June 30, 2001 included a charge of $1,845,000, or $1,107,000 after provision for income taxes, related primarily to reserves for excess inventory and instrument sets associated with spinal implant systems. Excluding the items discussed above, net income in the second quarter 2002 would have been $852,000 or $.05 diluted net


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income per share and net income in the six months ended June 30, 2002 would have been $1,238,000 or $.08 diluted net income per share. By comparison, after excluding the charge for excess inventory and instruments, net loss in the second quarter 2001 would have been $1,023,000 or $.07 diluted net loss per share and net loss for the six months ended June 30, 2001 would have been $1,330,000 or $.10 diluted net loss per share.

      Grafton(R) Demineralized Bone Matrix (DBM) Segment ("Grafton(R) DBM Segment") revenues increased 16% to $11,490,000 and increased 13% to $23,641,000 in the second quarter and six months ended June 30, 2002, respectively, as compared to $9,926,000 and $20,946,000 in the second quarter and six months ended June 30, 2001, respectively. These increases derived mostly from domestic revenues, while foreign based Grafton(R) DBM revenue was relatively flat because we were in the process of restructuring our distribution network in certain European countries. The recent appointment of DePuy International, LTD as a sales agent to represent Grafton(R) DBM in a number of key European markets represents an important step toward completing this restructuring, and should result in a return to growth of Grafton(R) DBM foreign based revenues.

      Grafton(R) DBM Segment operating income was $2,851,000 and $4,516,000 in the second quarter and six months ended June 30, 2002, respectively, as compared to $451,000 and $2,639,000 in the same periods of 2001, respectively. These improvements in operating income result from improved gross profit margins due to higher volume and, in the second quarter, lower operating expenses due to a number of factors, including: $176,000 lower legal fees associated with the GenSci lawsuit, lower research and development expenses related to the development of Grafton Plus(TM) DBM, which was launched in the first quarter 2002, and lower marketing costs. Although we settled the lawsuits with MTF and Synthes and Wright Medical Technology, Inc. toward the end of the quarter, we will not begin to realize the reduction in legal fees resulting from the settlement of these lawsuits until the third quarter 2002. In the six months ended June 30, 2002, we incurred $502,000 of legal fees for these lawsuits and in the full year of 2001, we had incurred legal fees of $1,102,000 on these lawsuits. As a result of the settlement of these lawsuits, the anticipated continued growth of domestic Grafton(R)


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DBM revenues and renewed growth of foreign based Grafton(R) DBM revenue, we expect to experience increased operating income in this Segment in the second half of 2002.

      Base Allograft Tissue Segment ("Base Tissue Segment") revenues increased 20% and 33% in the second quarter and six months ended June 30, 2002, respectively, to $9,612,000 and $18,047,000, respectively, as compared to $7,998,000 and $13,584,000 in the same periods of 2001, respectively. These increases are mainly due to a 58% and 103% increase in bio-implant revenues in the quarter and six months ended June 30, 2002, respectively. This increase was partly offset by a 10% and 11% decline in base tissue processing fee revenue in the second quarter and six months ended June 30, 2002, respectively, due to a 4% and 7% decline in donor tissue available for processing, primarily from one of our clients, in the second quarter and six months ended June 30, 2002, respectively.

      Base Tissue Segment incurred an operating loss of $2,790,000 and $2,713,000 in the second quarter and six months ended June 30, 2002, respectively, as compared to operating losses of $1,586,000 and $3,042,000 in the same periods of 2001, respectively. The Segment's operating loss in the second quarter and six months ended June 30, 2002 includes a charge of $1,785,000 in connection with the previously announced settlement of the Medtronic, Inc. lawsuit. Operating loss was also impacted by litigation expenses incurred prior to the settlement of this lawsuit as well as the related lawsuit with Regeneration Technologies, Inc., which was also settled in the second quarter, of over $800,000 and $1,900,000 in the second quarter and six months ended June 30, 2002, respectively. Legal fees for these lawsuits were $700,000 and $1,300,000 in the second quarter and the six months ended June 30, 2001, respectively, and were $3,134,000 in the year ended December 31, 2001.

      Certain statements made throughout this filing that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Osteotech's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that Osteotech believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that


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could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in Osteotech's periodic reports (including the Annual Report on Form 10-K for the year ended December
31, 2001 and the Quarterly Report on Form 10-Q for the quarter ending March 31,
2002) filed with the Securities and Exchange Commission.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 31, 2002

                                                   OSTEOTECH, INC.
                                        ----------------------------------------
                                                    (Registrant)


                                        By:      /s/ Michael J. Jeffries
                                            ------------------------------------
                                            MICHAEL J. JEFFRIES
                                            Executive Vice President,
                                            Chief Financial Officer
                                            (Principal Financial Officer
                                            and Principal Accounting Officer)


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